Exhibit 99.1

Investor Contact:	Brendon Frey, ICR
(203) 682-8216
Brendon.Frey@icrinc.com

PR Contact:	Melissa Layton, Crocs, Inc.
(303) 848-7885
mlayton@crocs.com

Crocs, Inc. Raises Fourth Quarter Revenue Guidance
Announces Participation in the 2020 ICR Conference
___________________________________________________________________________

NIWOT, COLORADO — January 13, 2020 — Crocs, Inc. (NASDAQ: CROX), a world leader in innovative casual footwear for men, women and children, today raised its revenue guidance for the fourth quarter ended December 31, 2019 in anticipation of its presentation at the 2020 ICR Conference.

“We delivered the strongest fourth quarter in Crocs’ history,”  said Andrew Rees, President and Chief Executive Officer. “Our positive brand momentum allowed us to deliver strong DTC growth combined with excellent wholesale sell through.  Our projected fourth quarter results represent a strong finish to a record year and we anticipate building on our 2019 growth trajectory in 2020.”

For the fourth quarter of 2019, the Company now expects revenue to be between $260 and $262 million, up from its previous guidance range of $245 to $255 million and compared to $216.0 million in the fourth quarter of 2018.

With respect to 2019, the Company expects:

•	Revenues to grow approximately 13% over 2018 revenues of $1,088.2 million.

•
Adjusted gross margin to be approximately 51%, excluding non-recurring charges of approximately 100 basis points associated with the Company’s new U.S. distribution center. On a GAAP basis, gross margin is expected to be approximately 50%.

•	SG&A to be approximately 40% of revenues.

•
Adjusted operating margin to be approximately 11%, excluding non-recurring charges of approximately 100 basis points associated with the Company’s new U.S. distribution center and certain SG&A costs. On a GAAP basis, operating margin is expected to be approximately 10%.

•	A tax rate of approximately 12%.

•	Capital expenditures to be approximately $60 million.

With respect to 2020 revenues, the Company continues to expect 12% to 14% growth over 2019 revenues.

2020 ICR Conference:

Crocs, Inc. will be presenting at the 2020 ICR conference on Tuesday, January 14, 2020 at 11:00 am EST. The presentation will be webcast live and can be accessed on the Crocs website, www.crocs.com, or at http://wsw.com/webcast/icr5/crox, and will remain available through January 14, 2021. The conference is being held at the JW Marriott Grande Lakes in Orlando, Florida.

About Crocs, Inc.:

Crocs, Inc. (Nasdaq:CROX) is a world leader in innovative casual footwear for women, men, and children, combining comfort and style with a value that consumers know and love. Crocs’ proprietary Croslite™ material, a molded footwear technology, is included in the vast majority of Crocs’ collection and delivers extraordinary comfort with each step.

In 2020, Crocs declares that expressing yourself and being comfortable are not mutually exclusive. To learn more about Crocs or our global Come As You Are™ campaign, please visit www.crocs.com or follow @Crocs on Facebook, Instagram and Twitter.

Forward Looking Statements:

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding fourth quarter and full year 2019 financial outlook. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: current global financial conditions; the effect of competition in our industry; our ability to effectively manage our future growth or declines in revenues; changing consumer preferences; our ability to maintain and expand revenues and gross margin; our ability to accurately forecast consumer demand for our products; our ability to successfully implement our strategic plans; our ability to develop and sell new products; our ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; and other factors described in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in our filings with the Securities and Exchange Commission. All information in this document speaks as of January 13, 2020. We do not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimates provided in this release, whether as a result of the receipt of new information, future events, or otherwise.

Category:Investors